Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Chromcraft Revington, Inc. (the “Company”) on Form 10-Q for the period ended October 3, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ronald H. Butler, Chairman and Chief Executive Officer of the Company, and Myron D. Hamas, Vice President-Finance and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Ronald H. Butler Ronald H. Butler Chairman and Chief Executive Officer
November 17, 2009

/s/ Myron D. Hamas Myron D. Hamas
Vice President — Finance and Principal Financial Officer
November 17, 2009